SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                               FORM 8-K

                              Current Report
                      Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act

                  Date of Report (Date of Earliest Event Reported):
                             May 18, 2009

                       Pinnacle Resources, Inc.
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                (Exact name of registrant as specified in its charter)


Wyoming                0-22965         84-1414869
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(State or other jurisdiction    (Commission File Number    (I.R.S. Employer
of incorporation or organization                         Identification Number)

          9600 E. Arapahoe Road, Suite 260
          Englewood, Colorado                           80112
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     (Address of principal executive offices,          Zip Code)

                          (303) 705-8600
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          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01.   OTHER EVENTS

In May 2009, Pinnacle Resources, Inc. settled its $3.750 million note receivable arising from the sale of Vanadium and Magnetite Exploration and Development CO (SA) (Proprietary) Limited. In addition to $1,000,000 cash received on June 2, 2009, Pinnacle Resources, Inc. has a possible royalty on mining concessions owned by the former subsidiary. This royalty is USD$.50 per ton of certain possible future production, limited to an aggregate of $3.0 million. It is uncertain whether Pinnacle Resources, Inc. will realize any amounts from this royalty and therefore, will record any amounts received, if any as income upon receipt. Pinnacle Resources, Inc. recorded a loss of $2.750 million on this settlement.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS


Exhibits
No.            Description

10.1            Settlement Agreement amongst Continental Capital
                Limited, Pinnacle Resources, Inc. and Golden Falls Trading 565 (Proprietary) Limited dated May 18, 2009

10.2            Annexure to Agreement dated May 18, 2009



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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Resources, Inc.


By:      /s/ Glen R. Gamble
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         Glen R. Gamble
         Chief Executive Officer


Dated:  June 17, 2009